UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 2, 2010

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On February 2, 2010, the Compensation Committee of the Board of Directors of the Company authorized the payment of the annual incentive awards (cash bonuses) to the Company’s principal financial officer and the named executive officers set forth in the table below.  On February 4, 2010, the Board of Directors approved the recommendation of the Compensation Committee with respect to the payment of the annual incentive award to the Company’s principal executive officer.

Name	Annual Incentive Award
Thomas M. Prescott, President, Chief Executive Officer and Director	$820,000
Kenneth B. Arola, Vice President, Finance and Chief Financial Officer	$255,891
Len M. Hedge Senior Vice President, Business Operations	$353,647
Emory Wright Vice President, Operations	$258,533
Roger E. George Vice President, Corporate & Legal Affairs, General Counsel & Corporate Secretary	$257,863

Also on February 2, 2010, the Compensation Committee of the Board approved an amendment to the Annual Incentive Plan (the “Incentive Plan”), a cash bonus plan in which the Company’s named executive officers participate.  The Incentive Plan remains unchanged from 2009 except that, for 2010, the corporate financial targets will not include cash. Rather, the corporate financial targets which will continue to account for 70% of the Company Multiplier are amended as follows:

•	Revenue (40%); and
•	Non-GAAP Operating Income (30%).

The remaining 30% of the Company Multiplier is based on the achievement of critical strategic objectives.  For a more complete description of the Incentive Plan, please refer to the Company’s Form 8-K/A filed on May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2010	ALIGN TECHNOLOGY, INC.

	By:	/s/ Roger E. George
Roger E. George
Vice President, Legal & Corporate Affairs, General Counsel and Corporate Secretary